EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT


         We consent to the incoporation by reference in this Registration Statement on Form S-8 of our report dated February 12, 1999 (May 17, 1999 as to
Note 13 and July 22, 1999 as to Note 14) relating to the consolidated financial statements of Medscape, Inc. which appear in the Prospectus included in the Registration Statement (No. 333-77665) on Form S-1 declared effective on September 27, 1999.

/s/  Deloitte & Touche LLP
New York, New York
December 10, 1999